EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company:


     We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of GSAMP Trust 2004-AR1, Mortgage Pass-Through Certificates, Series 2004-AR1, and the related registration statement on Form S-3 (No. 333-100818) dated December 2, 2002 for the registration of Class A-1A Certificates, and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003, appearing in the Current Report on Form 8-K of GS Mortgage Securities Corp. dated July 8, 2004, filed with the Securities and Exchange Commission.




                                                         /s/ Ernst & Young LLP
                                                             Ernst & Young LLP

New York, New York
July 8, 2004

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